Exhibit 99.1

AGCO to Acquire Trimble Ag Assets and Technologies Through a Joint Venture Focused on Next-Generation Precision Ag Technology
September 28, 2023
•Transformational transaction creates an industry leading global mixed-fleet Precision Ag platform
•Enhances AGCO’s comprehensive technology offering around guidance, autonomy, precision spraying, connected farming, data management and sustainability
•AGCO’s combined Precision Ag revenue now expected to exceed $2.0 billion by 2028
•Transaction is expected to be accretive to AGCO’s revenue growth, operating margin profile and earnings per share in the first full year post-close
•AGCO’s Grain & Protein business to be placed under strategic review
DULUTH, Ga. – AGCO Corporation (NYSE: AGCO), a worldwide manufacturer and distributor of agricultural machinery and Precision Ag technology, announced it has entered into a Joint Venture (JV) with Trimble (Nasdaq: TRMB), where AGCO will acquire an 85% interest in Trimble’s portfolio of Ag assets and technologies for cash consideration of $2.0 billion and the contribution of JCA Technologies.
The JV creates a global leading mixed-fleet Precision Ag platform and will be the exclusive provider of Trimble Ag’s comprehensive technology offering, supporting the future development and distribution of next-generation Ag technologies. Trimble Ag offers a wide variety of user-friendly technologies compatible across brands, equipment models and farm types. Its hardware, software solutions and cloud-based applications span all aspects of the crop cycle, from land preparation to planting and seeding to harvest.
“This landmark transaction creates a JV that becomes the premier mixed-fleet Precision Ag business in the world and accelerates AGCO’s strategic transformation,” said Eric Hansotia, AGCO’s Chairman, President and Chief Executive Officer. “The deal significantly enhances AGCO’s technology stack with disruptive technologies that cover every aspect of the crop cycle, which ultimately helps us better serve farmers no matter what brand they use.”
The JV will complement and enhance AGCO’s existing Precision Ag portfolio to deliver even more industry leading solutions across the crop cycle while supporting over 10,000 equipment models. By combining these two Precision Ag portfolios and leveraging multi-channel access across Trimble Ag, AGCO OEM & Aftermarket, other OEMs, and Precision Planting dealers, the JV will be positioned to drive outsized growth and better provide next-generation technologies to even more farmers around the world.
Hansotia continued, “The exclusive access to Trimble Ag products, combined with AGCO’s existing Precision Ag offerings also accelerates AGCO’s growth ambitions around autonomy, precision spraying, connected farming, data management and sustainability. All of these touchpoints will result in us being even more farmer focused."

Exhibit 99.1
Commercial synergies resulting from direct access to AGCO’s global OEM, aftermarket, other OEM, and retrofit channels, in addition to modest run-rate cost synergies are expected to approximately double the JV’s EBITDA by year 5 post closing.
"Farmers today are looking for mixed fleet solutions across their tractors and the implements that they use to most efficiently and sustainably feed the world," said Rob Painter, CEO of Trimble. "We believe a joint venture with AGCO, complemented by the successful mixed fleet approach that they have developed with their Precision Planting business model, can help us better serve farmers and OEMs together.”
The $2.0 billion purchase price for AGCO’s 85% ownership in the Trimble Ag business represents an implied enterprise value of approximately $2.35 billion and implies a transaction multiple of approximately 13.8x based on 2023E EBITDA of approximately $170 million. Inclusive of estimated revenue and run-rate cost synergies of $100 million by year 3 and the net present value of tax attributes in excess of $50 million, the synergized multiple is approximately 8.5x on a 2023E basis.
The transaction is not subject to a financing condition. AGCO has secured $2.0 billion in fully committed bridge financing from Morgan Stanley Senior Funding, Inc. The purchase price of $2.0 billion is expected to be funded by a combination of existing liquidity and new debt. AGCO remains committed to maintaining its strong investment grade credit rating.
Closing is expected in the first half of 2024, subject to the satisfaction of regulatory approval and customary closing conditions.
AGCO has also announced that the Grain & Protein business will be placed under strategic review as part of AGCO’s broader portfolio transformation. Under this review, AGCO will assess all strategic options to ensure the Grain & Protein customers are serviced in the best way possible, and that the business is best positioned to maximize its full potential.
Morgan Stanley & Co. LLC is acting as exclusive financial advisor to AGCO. Simpson Thacher & Bartlett LLP is acting as legal advisor to AGCO, and Troutman Pepper Hamilton Sanders LLP is acting as its financing counsel.
Centerview Partners LLC, is acting as exclusive financial advisor to Trimble, and Skadden, Arps, Slate, Meagher & Flom LLP and Perkins Coie LLP are acting as its legal advisors.

Conference Call / Webcast
AGCO will host a conference call to discuss the acquisition at 11:30 AM ET today.
Date: September 28, 2023
Time: 11:30 AM ET
Link to listen: https://event.choruscall.com/mediaframe/webcast.html?webcastid=k1eQD8uv

Cautionary Statements Regarding Forward-Looking Information
Forward-looking statements in this presentation, including statements about the transaction and our strategic plans as well as synergies, growth in revenue and EBITDA, accretion of the transaction to growth, margin and earnings, and our ability to close the transaction and the timing of the closing, are subject to risks that could cause actual results to differ materially from those suggested by the statements. These risks include, but are not limited to, adverse developments in the agricultural industry, including those resulting from COVID-19, supply chain disruption, inflation, weather, commodity prices,

Exhibit 99.1
changes in product demand, interruptions in supply of parts and products, difficulties in integrating the Trimble Ag businesses in a manner that produces the expected financial results, reactions by customers and competitors to the transaction, including the rate at which Trimble Ag’s largest OEM customer reduces purchases of Trimble Ag equipment and the rate of replacement by the Joint Venture of those sales, and adverse changes in the financial and foreign exchange markets, including increases in interest rates. Actual results could differ materially from those suggested in these statements. Further information concerning these and other risks is included in AGCO’s filings with the SEC, including its Form 10-K for the year ended December 31, 2022 and subsequent Form 10-Q filings. AGCO disclaims any obligation to update any forward-looking statements except as required by law.

About AGCO
AGCO (NYSE: AGCO) is a global leader in the design, manufacture and distribution of agricultural machinery and precision ag technology. AGCO delivers customer value through its differentiated brand portfolio including core brands like Fendt®, GSI®, Massey Ferguson®, Precision Planting® and Valtra®. Powered by Fuse® smart farming solutions, AGCO’s full line of equipment and services help farmers sustainably feed our world. Founded in 1990 and headquartered in Duluth, Georgia, USA, AGCO had net sales of $12.7 billion in 2022. For more information, visit www.AGCOcorp.com. For company news, information and events, please follow us on Twitter: @AGCOCorp. For financial news on Twitter, please follow the hashtag #AGCOIR. For more information, please visit our website at www.agcocorp.com.

About JCA Technologies
JCA Technologies is a leader in the emerging area of autonomous agricultural machine systems. JCA’s industry-leading autonomous tech stack, the JCA Autonomous Framework, has been shaped through more than 20 years of delivering scalable advanced technology solutions for agricultural OEMs, while complementing with engineering and manufacturing expertise. Since the acquisition of JCA by AGCO in May of 2022, JCA as applied its technology and engineering capabilities to retrofit autonomy solutions as part of AGCO’s retrofit-first strategy. JCA is headquartered in Winnipeg, Manitoba, Canada, and serves customers all over the world. For more information, please visit our website at www.jcatechnologies.com.

About Trimble
Dedicated to the world's tomorrow, Trimble is a technology company delivering solutions that enable our customers to work in new ways to measure, build, grow and move goods for a better quality of life. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products and enterprise lifecycle solutions to industry cloud services, Trimble is transforming critical industries such as construction, geospatial, agriculture and transportation to power an interconnected world of work. For more information, please visit our website at: www.trimble.com.

About Trimble’s Agriculture Division
Trimble’s Agriculture Division provides solutions that solve complex technology challenges across the entire agricultural supply chain. The solutions enable farmers and advisors to allocate scarce resources to produce a safe, reliable food supply in a profitable and environmentally sustainable manner. Covering all seasons, crops, terrains and farm sizes, Trimble solutions can be used on most equipment on the farm, regardless of manufacturer. To enable better decision making, Trimble offers technology integration that

Exhibit 99.1
allows farmers to collect, share, and manage information across their farm, while providing improved operating efficiencies in the agricultural value chain. Trimble solutions include guidance and steering, desktop and cloud-based data management, flow and application control, water management, harvest solutions and positioning services. For more information, please visit our website at: www.trimble.com/agriculture.

AGCO Investor Contact                AGCO Media Contact
Greg Peterson                        Rachel Potts
V.P., Investor Relations                    V.P., Chief Communications Officer
770-232-8229                        678-654-7719
greg.peterson@agcocorp.com                rachel.potts@agcocorp.com